EXHIBIT 99.1

                               [ CBL LETTERHEAD ]


Contact:   Katie Knight
           Director, Investor Relations
           (423) 855-0001

           CBL & ASSOCIATES PROPERTIES REPORTS SECOND QUARTER RESULTS

     o    FFO per share rose 18.3% to $0.71 in the second quarter.
     o Same-center NOI for the quarter and six-months ended June 30, 2005, rose 2.5% and 5.9%, respectively.
     o    Same store sales improved by 3.4% year-to-date.
     o    Portfolio occupancy rose to 91.9% as of the second quarter.
     o    Completed two-for-one stock split of Company's common stock.

CHATTANOOGA, Tenn. (August 2, 2005) CBL & Associates Properties, Inc. (NYSE:CBL) announced results for the second quarter ended June 30, 2005. A description of each non-GAAP financial measure and the related reconciliation to the comparable GAAP measure is located at the end of this news release. Per share amounts have been adjusted to reflect the two-for-one split of the Company's common shares, effective June 16, 2005.

     Net income available to common shareholders for the second quarter ended June 30, 2005, was $20,783,000 compared with $21,708,000 for the prior-year period representing a decline of 4.3%. Net income available to common shareholders per diluted share was $0.32 in the second quarter ended June 30, 2005, compared with $0.34 for the prior-year period, representing a decline of 5.9%. Net income available to common shareholders for the second quarter ended June 30, 2005, declined over the prior year period primarily due to an increase in depreciation expense for the properties acquired in 2004.

     Net income available to common shareholders for six months ended June 30, 2005, was $46,154,000 compared with $51,897,000 for the six months ended June 30, 2004, representing a decline of 11.1%. On a diluted per share basis, net income available to common shareholders for the six months ended June 30, 2005, was $0.71 compared with $0.82 in the prior-year period, representing a decline of 13.4%. Net income available to common shareholders for the six months ended June 30, 2005, declined over the prior year period due to an increase in depreciation expense for the properties acquired in 2004 and gains recognized in 2004 from the contribution of properties into the Galileo joint venture in January of 2004.

     Funds from operations (FFO) increased 21.0% to $83,203,000 for the second quarter of 2005 from $68,738,000 for the second quarter of 2004. FFO per share on a diluted fully converted basis increased 18.3% to $0.71 for the second quarter of 2005 from $0.60 in the prior-year period. FFO increased 24.0% to $171,664,000 for the six months ended June 30, 2005 from $138,398,000 for the six months ended June 30, 2004. FFO per share increased 21.3% on a diluted, fully converted basis for the six months ended June 30, 2005, to $1.48 from $1.22 per share in the prior-year period.

HIGHLIGHTS

     |X| Total revenues increased 13.4% in the second quarter 2005 to $198,996,000 from $175,506,000 in the prior-year period. Total revenues increased 17.9% in the first six months of 2005 to $409,901,000 from $347,662,000 in the comparable period a year ago.

     |X| Same center net operating income for the portfolio improved for the quarter and six months ended June 30, 2005, by 2.5% and 5.9%, respectively, compared with a 1.5% and 1.1% increase, respectively, for the prior-year periods.

     |X| Same-store sales for mall tenants of 10,000 square feet or less for stabilized malls for the six months ended June 30, 2005, increased 3.4% for those tenants who have reported sales, compared with a 5.9% increase for the prior year period.

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
CBL Reports Second Quarter Results
Page 2
August 2, 2005


     |X| The debt-to-total-market capitalization ratio as of June 30, 2005, was 40.3% based on the common stock closing price of $43.07 and a fully converted common stock share count of 115,162,000 shares as of the same date. The debt-to-total-market capitalization ratio as of June 30, 2004, was 49.4% based on the split-adjusted common stock closing price of $27.50 and a fully converted common stock share count of 111,962,000 shares as of the same date.

     |X| Variable rate debt of $767,697,000 represents 8.6% of the total market capitalization for the Company and 21.2% of the Company's share of total consolidated and unconsolidated debt.

     CBL's Chairman and Chief Executive Officer, Charles B. Lebovitz, said, "The proactive management approach we provide has once again produced impressive results in all facets of our business including development, acquisition, leasing, property management, and financial strategies. We are committed to effectively executing these strategies so as to continue achieving our goal of double-digit increases in FFO for 2005 and beyond.

     "With the recent transactions involving our community center portfolio, we are reallocating resources and creating further efficiencies to better leverage the productivity of our team of professionals. The current healthy retail environment is having a very positive impact on our mall portfolio and has allowed us to accelerate our program of mall redevelopments, renovations, and expansions as well as ground-up developments of regional malls, open-air lifestyle centers and community/power centers. These transactions and the continued  strong  performance  in  our  portfolio  demonstrate  our  focus  and
commitment   to  producing   long-term   growth  and  value   creation  for  our
shareholders."

PORTFOLIO OCCUPANCY*

                                                          June 30,
                                                  2005                  2004
                                              -------------        -------------
Portfolio occupancy                                91.9%                91.1%
  Mall portfolio                                   91.9%                91.1%
    Stabilized malls (69)                          92.2%                91.4%
    Non-stabilized malls (3)                       84.1%                85.1%
Associated centers (28)                            93.8%                89.3%
Community centers (5)                              81.1%                92.6%

*Figures exclude the community centers that were contributed into the Galileo America joint venture.

ACQUISITIONS

     In June, the Company acquired a 70% joint venture interest in the 505,000-square-foot Laurel Park Place in Livonia, MI, for $82.2 million, including closing costs.

     Subsequent to the quarter-end, the Company closed on the acquisition of The Mall of Acadiana in Lafayette, LA, for approximately $175.3 million, including closing costs. The Company also entered into an agreement to acquire 14.62 acres located adjacent to the mall for $3.2 million as well as an option agreement to purchase an additional 14.32 acres for $3.2 million.

DISPOSITIONS

     Subsequent to the quarter end, the Company entered into a definitive agreement to transfer its 8.4% equity interest in Galileo America, LLC ("Galileo"), a joint venture between CBL and Galileo America Inc., to Galileo. Additionally, CBL's management and advisory contracts with Galileo will be purchased by New Plan Excel Realty Trust, Inc. (NYSE: NXL), a shopping center REIT. CBL will receive total consideration of approximately $100.0 million related to these transactions, which are expected to close in August. The Company has determined that the $41.8 million gain from the sale of the equity interest will be recognized in net income in the third quarter 2005. This gain will not be included in FFO.

 OTHER SIGNIFICANT EVENTS

     On May 11, 2005, the Company announced a two-for-one stock split of the Company's common stock effective on June 16, 2005.

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CBL Reports Second Quarter Results
Page 3
August 2, 2005

OUTLOOK AND GUIDANCE

     Based on today's outlook and the Company's second quarter results, the Company is providing guidance for 2005 FFO in the range of $3.27 to $3.31 per share. The full year guidance assumes NOI growth in the range of 3% to 4% and excludes the impact of any future acquisitions, lease termination fee income, gains on sales of outparcels, or gains on sales of non-operating properties. The guidance does incorporate the expected sale of CBL's equity interest and management contracts with Galileo, which represents $0.26 per share in FFO. Included in net income is the $41.8 million gain on the sale of the equity interest, which represents $0.36 per share. The $0.36 per share gain will not be included in FFO. The Company expects to update its annual guidance after each quarter's results.

                                                                        Low       High
Expected diluted earnings per common share                              $2.07    $2.11
      Adjust to fully converted shares from common shares               (0.92)   (0.93)
                                                                        ------   ------
Expected earnings per diluted, fully converted common share              1.15     1.18
      Add: depreciation and amortization                                 1.52     1.52
      Add: gain on sales of interest in Galileo                         (0.36)   (0.36)
      Add: minority interest in earnings of Operating Partnership        0.96     0.97
                                                                        ------   ------
Expected FFO per diluted, fully converted common share                  $3.27    $3.31
                                                                        ======   ======


INVESTOR CONFERENCE CALL AND SIMULCAST

     CBL & Associates Properties, Inc. will conduct a conference call at 10:00 a.m. EDT on August 3, 2005, to discuss the second quarter results. The number to call for this interactive teleconference is 913-981-5532. A seven-day replay of the conference call will be available by dialing 719-457-0820 and entering the passcode 4800349. A transcript of the Company's prepared remarks will be furnished on a Form 8-K following the conference call.

     To receive the CBL & Associates  Properties,  Inc., second quarter earnings
release   and   supplemental   information   please   visit   our   website   at
cblproperties.com or contact Investor Relations at 423-490-8292.

     The Company will also provide an online Web simulcast and rebroadcast of its 2005 second quarter earnings release conference call. The live broadcast of CBL's quarterly conference call will be available online at the Company's Web site at cblproperties.com, as well as www.streetevents.com and www.earnings.com, on August 3, 2005, beginning at 10:00 a.m. EDT. The online replay will follow shortly after the call and continue through August 17, 2005.

     CBL & Associates Properties, Inc. is the fourth largest mall REIT in North America and the largest owner of malls and shopping centers in the Southeast, ranked by GLA. CBL owns, holds interests in or manages 174 properties including 72 enclosed regional malls. The properties are located in 30 states and total
75.7 million square feet including 2.0 million square feet of non-owned shopping centers managed for third parties. CBL currently has eight projects under construction totaling approximately 1.5 million square feet. The projects include two open-air shopping centers located in Ft. Myers, FL and Memphis (Southaven, MS), TN, three community centers and three expansions. In addition to its office in Chattanooga, TN, CBL has a regional office in Boston (Waltham), MA. Additional information can be found at cblproperties.com.

NON-GAAP FINANCIAL MEASURES

Funds From Operations

     FFO is a widely used measure of the operating performance of real estate companies that supplements net income determined in accordance with generally accepted accounting principles ("GAAP"). The National Association of Real Estate Investment Trusts defines FFO as net income (computed in accordance with GAAP) excluding gains or losses on sales of operating properties, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. The Company believes that FFO provides an additional indicator of the operating performance of the Company's properties without giving effect to real estate depreciation and amortization, which assumes the value of real estate assets decline predictably over time. Since values of well-maintained

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CBL Reports Second Quarter Results
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August 2, 2005

real estate assets have historically risen or fallen with market conditions, the Company believes that FFO enhances investors' understanding of the Company's operating performance.

     FFO does not represent cash flow from operations as defined by accounting principles generally accepted in the United States, is not necessarily indicative of cash available to fund all cash flow needs and should not be considered as an alternative to net income for purposes of evaluating the Company's operating performance or to cash flow as a measure of liquidity.

Same-Center Net Operating Income

     Net operating income ("NOI") is a supplemental measure of the operating performance of the Company's shopping centers. The Company defines NOI as operating revenues (rental revenues, tenant reimbursements and other income) less property operating expenses (property operating, real estate taxes and maintenance and repairs).

     Similar to FFO, the Company computes NOI based on its pro rata share of both consolidated and unconsolidated properties. The Company's definition of NOI may be different than that used by other companies and, accordingly, the Company's NOI may not be comparable to that of other companies. A reconciliation of same-center NOI to net income is located at the end of this earnings release.

     Since NOI includes only those revenues and expenses related to the continuing operations of its shopping center properties, the Company believes that same-center NOI provides a measure that reflects trends in occupancy rates, rental rates and operating costs and the impact of those trends on the Company's results of operations.

Pro Rata Share of Debt

     The Company presents debt based on its pro rata ownership share (including the Company's pro rata share of unconsolidated affiliates and excluding minority investors' share of consolidated properties) because it believes this provides investors a clearer understanding of the Company's total debt obligations which affect the Company's liquidity. A reconciliation of the Company's pro rata share of debt to the amount of debt on the Company's consolidated balance sheet is located at the end of this earnings release.

     Information included herein contains "forward-looking statements" within the meaning of the federal securities laws. Such statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual events, financial and otherwise, may differ materially from the events and results discussed in the forward-looking statements. The reader is directed to the Company's various filings with the Securities and Exchange Commission, including without limitation the Company's Annual Report on Form 10-K and the "Management's Discussion and Analysis of Financial Condition and Results of Operations" incorporated by reference therein, for a discussion of such risks and uncertainties.

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CBL Reports Second Quarter Results
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August 2, 2005

                        CBL & Associates Properties, Inc.
                      Consolidated Statements of Operations
               (Unaudited; in thousands, except per share amounts)

                                                                Three Months Ended            Six Months Ended
                                                                    June 30,                     June 30,
                                                              ------------------------      ------------------------
                                                                 2005          2004            2005          2004
                                                              ----------    ----------      ----------    ----------
REVENUES:
Minimum rents                                                 $ 127,378     $ 113,487       $ 257,809     $ 221,937
Percentage rents                                                  1,758         1,472           9,857         8,157
Other rents                                                       2,795         2,456           5,920         5,242
Tenant reimbursements                                            58,315        50,523         119,101        98,519
Management, development and leasing fees                          3,773         1,716           6,818         3,511
Other                                                             4,977         5,849          10,396        10,296
                                                              ----------    ----------      ----------    ----------
Total revenues                                                  198,996       175,503         409,901       347,662
                                                              ----------    ----------      ----------    ----------

EXPENSES:
Property operating                                               28,361        26,350          60,026        53,995
Depreciation and amortization                                    43,339        32,878          84,625        65,434
Real estate taxes                                                15,892        14,095          31,343        27,176
Maintenance and repairs                                          11,926        10,174          24,271        20,367
General and administrative                                        9,234         7,992          18,420        16,225
Loss on impairment of real estate assets                              -             -             262             -
Other                                                             3,057         4,923           6,487         7,955
                                                              ----------    ----------      ----------    ----------
Total expenses                                                  111,809        96,412         225,434       191,152
                                                              ----------    ----------      ----------    ----------
Income from operations                                           87,187        79,091         184,467       156,510
Interest income                                                   2,594           706           4,277         1,586
Interest expense                                                (50,255)      (42,798)        (99,176)      (83,232)
Loss on extinguishment of debt                                        -             -            (884)            -
Gain on sales of real estate assets                               4,382         4,955           7,096        24,780
Equity in earnings of unconsolidated affiliates                   2,683         2,682           5,774         5,546
Minority interest in earnings:
Operating partnership                                           (16,895)      (17,840)        (37,721)      (42,874)
Shopping center properties                                       (1,178)       (1,819)         (2,575)       (3,058)
                                                              ----------    ----------      ----------    ----------
Income before discontinued operations                            28,518        24,977          61,258        59,258
Operating income (loss) of discontinued operations                  (39)          622             266           951
Gain (loss) on discontinued operations                              (54)          525             (86)          520
                                                              ----------    ----------      ----------    ----------
Net income                                                       28,425        26,124          61,438        60,729
Preferred dividends                                              (7,642)       (4,416)        (15,284)       (8,832)
                                                              ----------    ----------      ----------    ----------
Net income available to common shareholders                   $  20,783     $  21,708       $  46,154     $  51,897
                                                              ==========    ==========      ==========    ==========
Basic per share data:
Income before discontinued operations, net of preferred
 dividends                                                    $    0.33     $    0.34       $    0.73     $    0.83
Discontinued operations                                           (0.00)         0.02            0.01          0.02
                                                              ----------    ----------      ----------    ----------
Net income available to common shareholders                   $    0.33     $    0.35       $    0.74     $    0.85
                                                              ==========    ==========      ==========    ==========
Weighted average common shares outstanding                       62,685        61,200          62,567        60,928

Diluted per share data:
Income before discontinued operations, net of preferred
 dividends                                                    $    0.32     $    0.32       $    0.71     $    0.80
Discontinued operations                                           (0.00)         0.02            0.00          0.02
                                                              ----------    ----------      ----------    ----------
Net income available to common shareholders                   $    0.32     $    0.34       $    0.71     $    0.82
                                                              ==========    ==========      ==========    ==========
Weighted average common and potential dilutive
common shares outstanding                                        65,004        63,510          64,895        63,372

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CBL Reports Second Quarter Results
Page 6
August 2, 2005

The Company's calculation of FFO is as follows (in thousands, except per share data):

                                                                     Three Months Ended            Six Months Ended
                                                                         June 30,                     June 30,
                                                                  ------------------------      ------------------------
                                                                     2005          2004            2005          2004
                                                                  ----------    ----------      ----------    ----------
Net income available to common shareholders                        $ 20,783      $ 21,708        $ 46,154      $ 51,897
Add:
Depreciation and amortization from consolidated properties           43,339        32,878          84,625        65,434
Depreciation and amortization from unconsolidated affiliates          2,210         1,547           3,920         2,743
Depreciation and amortization from discontinued operations                -           156               -           345
Minority interest in earnings of operating partnership               16,895        17,840          37,721        42,874
Less:
(Gain) loss on sales of operating real estate assets                    397        (4,484)            174       (23,565)
Minority investors' share of depreciation and amortization             (289)         (304)           (651)         (597)
(Gain) loss on discontinued operations                                   54          (525)             86          (520)
Depreciation and amortization of non-real estate assets                (186)          (78)           (365)         (213)
                                                                  ----------    ----------      ----------    ----------
Funds from operations                                              $ 83,203      $ 68,738       $ 171,664     $ 138,398
                                                                  ==========    ==========      ==========    ==========

Funds from operations applicable to Company shareholders           $ 45,646      $ 37,732        $ 94,228     $  75,814
                                                                  ==========    ==========      ==========    ==========
Basic per share data:
Funds from operations                                              $   0.73      $   0.62        $   1.51     $    1.24
                                                                  ==========    ==========      ==========    ==========
Weighted average common shares outstanding with operating
 partnership units fully converted                                  114,134       111,490         113,923       111,220
Diluted per share data:
Funds from operations                                              $   0.71      $   0.60        $   1.48     $    1.22
                                                                  ==========    ==========      ==========    ==========
Weighted average common and potential dilutive common shares
  outstanding with operating parntership units fully converted       116,452       113,802         116,251       113,664

SUPPLEMENTAL FFO INFORMATION:

Lease termination fees                                             $    178      $  1,444        $  2,426     $   2,601
   Lease termination fees per share                                $      -      $   0.01        $   0.02     $    0.02

Straight-line rental income                                        $  1,327      $    596        $  2,852     $   1,242
   Straight-line rental income per share                           $   0.01      $   0.01        $   0.02     $    0.01

Gains on outparcel sales                                           $  6,023      $    705        $  8,633     $   2,041
   Gains on outparcel sales per share                              $   0.05      $   0.01        $   0.07     $    0.02

Amortization of acquired above- and below-market leases            $  1,279      $    607        $  2,812     $   1,242
   Amortization of acquired above- and below-market leases
   per share                                                       $   0.01      $   0.01        $   0.02     $    0.01

Amortization of debt premiums                                      $  1,948      $  1,166        $  3,661     $   2,139
   Amortization of debt premiums per share                         $   0.02      $   0.01        $   0.03     $    0.02

Gain on sales of non operating properties                          $    406      $      -        $    815     $       -
   Gain on sales of non operating properties per share             $      -      $      -        $   0.01     $       -

Loss on impairment of real estate assets                           $      -      $      -        $   (262)    $       -
   Loss on impairment of real estate assets per share              $      -      $      -        $      -     $       -

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CBL Reports Second Quarter Results
Page 7
August 2, 2005


Same-Center Net Operating Income
(Dollars in thousands)

                                                                    Three Months Ended    Six Months Ended
                                                                          June 30,             June 30,
                                                                 ---------------------------------------------
                                                                     2005       2004         2005      2004
                                                                 ----------  ----------  ---------  ----------
Net income                                                         $ 28,425  $ 26,124     $ 61,438  $ 60,729

Adjustments:
Depreciation and amortization                                        43,339    32,878       84,625    65,434
Depreciation and amortization from unconsolidated affiliates          2,210     1,547        3,920     2,743
Depreciation and amortization from discontinued operations                -       156            -       345
Minority investors' share of depreciation and amortization in
   shopping center properties                                          (289)     (304)        (651)     (597)
Interest expense                                                     50,255    42,798       99,176    83,232
Interest expense from unconsolidated affiliates                       3,538     1,658        6,060     3,077
Interest expense from discontinued operations                             -         9            -        20
Minority investors' share of interest expense in
   shopping center properties                                          (392)     (369)        (770)     (702)
Loss on extinguishment of debt                                            -         -          884         -
Abandoned projects expense                                               17     1,240          138     1,685
Gain on sales of real estate assets                                  (4,382)   (4,955)      (7,096)  (24,780)
Loss on impairment of real estate assets                                  -         -          262         -
Gain on sales of real estate assets of unconsolidated affiliates     (1,689)        -       (2,623)     (592)
Minority interest in earnings of operating partnership               16,895    17,840       37,721    42,874
(Gain) loss on discontinued operations                                   54      (525)          86      (520)
                                                                 ----------  ----------  ---------  ----------
Operating partnership's share of total NOI                          137,981   118,097      283,170   232,948
General and administrative expenses                                   9,234     7,992       18,420    16,225
Management fees and non-property level revenues                      (7,283)   (1,786)     (12,815)   (5,317)
                                                                 ----------  ----------  ---------  ----------
Operating partnership's share of property NOI                       139,932   124,303      288,775   243,856
NOI of non-comparable centers                                       (24,716)  (11,948)     (48,099)  (16,485)
                                                                 ----------  ----------  ---------  ----------
Total same center NOI                                             $ 115,216  $112,355    $ 240,676  $227,371
                                                                 ==========  ==========  =========  ==========

Malls                                                             $ 106,088  $102,946    $ 221,983  $209,137
Associated centers                                                    5,580     4,971       11,039    11,322
Community centers                                                     1,044       867        2,354     1,381
Other                                                                 2,504     3,571        5,300     5,531
                                                                 ----------  ----------  ---------  ----------
Total same center NOI                                             $ 115,216  $112,355    $ 240,676  $227,371
                                                                 ==========  ==========  =========  ==========

Percentage Change:
Malls                                                                  3.1%                   6.1%
Associated centers                                                    12.3%                  -2.5%
Community centers                                                     20.4%                  70.5%
Other                                                                -29.9%                  -4.2%
                                                                 ----------              ---------
Total same center NOI                                                  2.5%                   5.9%
                                                                 ==========              =========

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CBL Reports Second Quarter Results
Page 8
August 2, 2005

Company's Share of Consolidated and Unconsolidated Debt
(Dollars in thousands)

                                                                                         June 30, 2005
                                                                    ------------------------------------------------------
                                                                        Fixed Rate       Variable Rate        Total
                                                                    -------------------  -------------  ------------------
Consolidated debt                                                          $ 2,778,311      $ 680,530         $ 3,458,841
Minority investors' share of consolidated debt                                 (52,436)             -             (52,436)
Company's share of unconsolidated affiliates' debt                             121,715         87,167             208,882
                                                                    -------------------  -------------  ------------------
Company's share of consolidated and unconsolidated debt                    $ 2,847,590      $ 767,697         $ 3,615,287
                                                                    ===================  =============  ==================
Weighted average interest rate                                                   6.36%          4.26%               5.91%
                                                                    ===================  =============  ==================

                                                                                         June 30, 2004
                                                                    ------------------------------------------------------
                                                                        Fixed Rate       Variable Rate        Total
                                                                    -------------------  -------------  ------------------
Consolidated debt                                                          $ 2,366,070      $ 729,365         $ 3,095,435
Minority investors' share of consolidated debt                                 (53,365)             -             (53,365)
Company's share of unconsolidated affiliates' debt                              58,885        121,041             179,926
                                                                    -------------------  -------------  ------------------
Company's share of consolidated and unconsolidated debt                    $ 2,371,590      $ 850,406         $ 3,221,996
                                                                    ===================  =============  ==================
Weighted average interest rate                                                   6.56%          2.36%               5.45%
                                                                    ===================  =============  ==================


Debt-To-Total-Market Capitalization Ratio as of June 30, 2005
(In thousands, except stock price)

                                                                          Shares
                                                                       Outstanding       Stock Price (1)      Value
                                                                    -------------------  -------------  ------------------
Common stock and operating partnership units                                   115,162      $ 43.07          $  4,960,027
8.75% Series B Cumulative Redeemable Preferred Stock                             2,000        50.00               100,000
7.75% Series C Cumulative Redeemable Preferred Stock                               460       250.00               115,000
7.375% Series D Cumulative Redeemable Preferred Stock                              700       250.00               175,000
                                                                                                        ------------------
Total market equity                                                                                             5,350,027
Company's share of total debt                                                                                   3,615,287
                                                                                                        ------------------
Total market capitalization                                                                                  $  8,965,314
                                                                                                        ==================
Debt-to-total-market capitalization ratio                                                                           40.3%
                                                                                                        ==================

     (1) Stock price for common stock and operating partnership units equals the closing price of the common stock on June 30, 2005. The stock price for the preferred stock represents the liquidation preference of each respective series of preferred stock.

Reconciliation of Shares and Operating Partnership Units Outstanding (In thousands)

                                                             Three Months Ended                  Six Months Ended
                                                                  June 30,                            June 30,
                                                     ----------------------------------  ---------------------------------
2005:                                                   Basic            Diluted            Basic            Diluted
                                                     -------------  -------------------  -------------  ------------------
Weighted average shares - EPS                              62,685               65,004         62,567              64,895
Weighted average operating partnership units               51,449               51,448         51,356              51,356
                                                     -------------  -------------------  -------------  ------------------
Weighted average shares- FFO                              114,134              116,452        113,923             116,251
                                                     =============  ===================  =============  ==================

2004:
Weighted average shares - EPS                              61,200               63,510         60,928              63,372
Weighted average operating partnership units               50,290               50,292         50,292              50,292
                                                     -------------  -------------------  -------------  ------------------
Weighted average shares- FFO                              111,490              113,802        111,220             113,664
                                                     =============  ===================  =============  ==================

Dividend Payout Ratio

                                                             Three Months Ended                  Six Months Ended
                                                                  June 30,                            June 30,
                                                     ----------------------------------  ---------------------------------
                                                         2005              2004              2005             2004
                                                     -------------  -------------------  -------------  ------------------
Weighted average dividend per share                     $ 0.40861            $ 0.36270      $ 0.81800           $ 0.72540
FFO per diluted, fully converted share                  $    0.71            $    0.60      $    1.48           $    1.22
                                                     -------------  -------------------  -------------  ------------------
Dividend payout ratio                                       57.6%                60.5%          55.3%               59.5%
                                                     =============  ===================  =============  ==================


                                     -MORE-

CBL Reports Second Quarter Results
Page 9
August 2, 2005

Consolidated Balance Sheets
(Preliminary and unaudited,  in thousands)

                                                             June 30,      December 31,
                                                               2005           2004
                                                           -----------     ------------
ASSETS
Real estate assets:
Land                                                       $  666,681      $  659,782
Buildings and improvements                                  4,820,211       4,670,462
                                                           -----------     ------------
                                                            5,486,892       5,330,244
Less: accumulated depreciation                               (651,614)       (575,464)
                                                           -----------     ------------
                                                            4,835,278       4,754,780
Real estate assets held for sale                                    -          61,607
Developments in progress                                      170,131          78,393
                                                           -----------     ------------
Net investment in real estate assets                        5,005,409       4,894,780
Cash and cash equivalents                                      37,888          25,766
Receivables:
Tenant, net of allowance                                       35,326          38,409
Other                                                          10,216          13,706
Mortgage notes receivable                                      18,301          27,804
Investment in unconsolidated affiliates                        98,737          84,782
Other assets                                                  119,047         119,253
                                                           -----------     ------------
                                                           $5,324,924      $5,204,500
                                                           ===========     ============
LIABILITIES AND SHAREHOLDERS' EQUITY
Mortgage and other notes payable                           $3,458,841      $3,359,466
Mortgage notes payable on real estate assets held for sale          -          12,213
Accounts payable and accrued liabilities                      222,894         212,064
                                                           -----------     ------------
Total liabilities                                           3,681,735       3,583,743
                                                           -----------     ------------
Commitments and contingencies
Minority interests                                            577,115         566,606
                                                           -----------     ------------
Shareholders' equity:
Preferred stock, $.01 par value                                    32              32
Common stock, $.01 par value                                      633             626
Additional paid-in capital                                  1,049,974       1,025,479
Deferred compensation                                         (10,570)         (3,081)
Retained earnings                                              26,005          31,095
                                                           -----------     ------------
Total shareholders' equity                                  1,066,074       1,054,151
                                                           -----------     ------------
                                                           $5,324,924      $5,204,500
                                                           ===========     ============